GUARANTY OF OBLIGATIONS


           The undersigned, CENTENNIAL HEALTHCARE CORPORATION, a Delaware corporation ("Guarantor"), as a material and necessary inducement to HEALTH CARE PROPERTY PARTNERS, a California general partnership ("Owner"), to enter into a Lease dated as of June 15, 1998, with CENTENNIAL HEALTHCARE INVESTMENT CORPORATION, a Georgia corporation ("Lessee"), as Lessee, covering that certain property located in the city or town and state identified in the upper right comer of this page, as more particularly described in the Lease (the "Property") (as the same may be amended, supplemented or otherwise modified from time to time, the "Lease"), hereby agrees as follows:

           1.   Guarantor hereby  unconditionally and irrevocably  guarantees to
                Owner:

                (a) the payment when due of all costs, expenses, fees, rents and other sums payable by Lessee under the Lease and the full, faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Lessee under the Lease, including, without limitation, (i) any and all indemnification and insurance obligations, (ii) all obligations to operate, purchase, rebuild, restore or replace the Property covered by the Lease or any facilities or improvements now or hereafter constituting a portion of the Property covered by the Lease and (iii) all obligations of the Lessee under the Lease resulting from the exercise of any renewal or extension option under such Lease; and

                (b) the payment, on demand, of any fees, costs and charges of enforcement of the Lease, and the preservation and protection of the Property and collateral from Lessee, if any, which would be owing by Lessee under clause
(a) above, but for the effect of the federal Bankruptcy Code or any other state or local debtor relief law.

The foregoing obligations are hereafter collectively referred to as the "Guaranteed Obligations. " The Guaranteed Obligations shall not be reduced by any payments or performance made by any other guarantor or surety, the retention or receipt of any collateral, letter of credit or bond securing or otherwise supporting the Guaranteed Obligations, or the receipt of any proceeds thereof, except to the extent that any such payment or performance or receipt of any such proceeds is received by Owner and applied against the Guaranteed Obligations. So long as there are no other obligations owing to Owner except for the Guaranteed Obligations, then any such payment or performance or receipt of proceeds shall be applied against the Guaranteed Obligations. In the event that there are obligations owing to Owner in addition to the Guaranteed Obligations, Owner shall be entitled to apply any such payment or receipt of proceeds to or deem such performance on account of any obligations (including the Guaranteed Obligations) and in such order of priority as Owner shall determine in its sole discretion. In the event of the failure of Lessee to pay or perform any of the Guaranteed Obligations when due, Guarantor shall forthwith pay or perform the same, as applicable, and pay all damages that may result from the non-payment or nonperformance thereof to the full extent provided under the Lease. Payment by Guarantor shall be made to Owner in inunediately available federal funds to an account designated by Owner.

           2. Guarantor represents, warrants and covenants that:

                (a) Guarantor is duly organized, validly existing and in good standing under the laws of its state of organization/fonnation, and has full power, authority and legal right to execute and to deliver and to perform and observe the obligations and provisions of this Guaranty;

                (b) this Guaranty has been duly authorized, executed and delivered by Guarantor, and constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms;

                (c) Guarantor is solvent, has timely and accurately filed all tax returns required to be filed by it and is not in default in the payment of any taxes levied or assessed against it or any of its assets, or subject to any judgment, audit, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, adversely affect Guarantor's condition, financial or otherwise, or Guarantor's prospects;

                (d) no consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery by Guarantor of this Guaranty, or for the performance by or the validity or enforceability hereof against Guarantor;

                (e) there are no actions, proceedings or investigations, including tax audits, pending or threatened, against or affecting Guarantor, seeking to enjoin, challenge or collect damages in connection with the transactions contemplated under the Lease or which could reasonably be expected to materially and adversely affect the financial condition or operations of Guarantor or the ability of Guarantor to carry out its obligations under this Guaranty; and

                (f) to the best knowledge of Guarantor, neither this Guaranty nor any material certificate, statement or other document furnished or to be furnished to Owner by or on behalf of Guarantor in connection with the this Guaranty or the Lease contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

            3. Guarantor hereby unconditionally and irrevocably indemnities, protects and agrees to defend and hold hannless Owner from and against any and all loss, cost or


                                  2

  expense, including costs and reasonable legal fees, arising from the breach or violation of any representation or warranty of Guarantor hereunder.

            4. In such manner, upon such terms and at such times as Owner in its sole discretion deems necessary or expedient, and without notice to or consent by Guarantor, which notice and consent are hereby expressly waived by Guarantor, Owner may alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Guaranteed Obligation; extend, amend or terminate the Lease; release Lessee or any other party to the Lease by consent to any assignment, sublease or otherwise as to all or any portion of the Guaranteed Obligations; release, substitute or add any one or more guarantors, lessees or sublessees (including by consent to sublease or otherwise); accept additional or substituted security for any Guaranteed
  Obligation;  or  release  or  subordinate  any  security  for  any  Guaranteed
  Obligation. No exercise or non-exercise by Owner of any right hereby given Owner, no neglect or delay in connection with exercising any such right, no dealing by Owner with Lessee, any other guarantor or any other person, and no change, impairment, release or suspension of any right or remedy of Owner against any person, including Lessee and any other guarantor or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse or right of offset against Owner. If Owner has exculpated Lessee or any other party to the Lease from liability in whole or in part and/or agreed to look solely to the Property, any security for the Guaranteed Obligations or any other asset for the satisfaction of the Guaranteed Obligations, such exculpation and/or agreement shall not affect the obligations of Guarantor hereunder, it being understood that Guarantor's obligations hereunder are independent of the obligations of Lessee, any other guarantor and any other party to the Lease, and are to be construed as if no such exculpation or agreement had been given to Lessee, any other guarantor or any other party to the Lease. It is further understood and agreed that if any such exculpation or agreement has been or at any time hereafter is given to Lessee, any other guarantor or any other party to the Lease, Owner has done or will do so in reliance upon the agreement of Guarantor expressed herein.

            5.   [Intentionally Deleted]

            6. Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provision, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies, including, without limitation, (a) any right to require Owner to proceed against Lessee, any other guarantor or any other person or to proceed against or exhaust any security held by Owner at any time or to pursue any other remedy in Owner's power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, insolvency, bankruptcy, death or disability of any other guarantor or other person or the failure of Owner to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other guarantor or other person; (c) notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of I-essee or any other party to the Lease, or any creditor thereof, or on the part of any other guarantor or other person under any other instrument in


                                   3

connection with any obligation or evidence of indebtedness held by Owner or in connection with any Guaranteed Obligation; (d) any defense based upon an election of remedies by Owner which destroys or otherwise impairs any subrogation rights of Guarantor or any right of Guarantor to proceed against Lessee or any other party to the Lease for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Owner to disclose to Guarantor any facts Owner may now or hereafter know about Lessee or any other party to the Lease, regardless of whether Owner has reason to believe that any such fact materially increases the risk beyond that which Guarantor intends to assume or has reason to believe that any such fact is unknown to Guarantor or has a reasonable opportunity to communicate such fact to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Lessee and all other parties to the Lease and of all circumstances bearing on the risk of non-payment or non-performance of any Guaranteed Obligation; (g) any defense arising because of Owner's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1 1 1 1 (b)(2) of the federal Bankruptcy Code; (h) any defense based upon the validity or enforceability of, or change in, this Guaranty, or the Lease; (i) any defense or rights arising under any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law or requirement, which may delay, prevent or otherwise affect the performance by Guarantor of any of the Guaranteed Obligations; 0) diligence, presentment -and demand; (k) any requirement to mitigate any damages resulting from any default under the Lease; and (1) any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code. Without limiting the generality of the foregoing or any other provision hereof, Guarantor hereby expressly waives any and all benefits which might otherwise be available to guarantors under the laws of the state in which the Property is located, in each instance to the extent such laws, or any one of them, are applicable to this Guaranty, the Lease or any of the Guaranteed Obligations.

           7 . Until all of the Guaranteed Obligations have been satisfied and discharged in full, Guarantor shall not exercise its right of subrogation and Guarantor hereby waives any right to enforce any remedy which Owner now has or may hereafter have against Lessee, any other guarantor or any other party to the Lease and any benefit of, and any right to participate in, any security or other assets now or hereafter held by Owner with respect to the Lease.

           8 All existing and future indebtedness and other obligations to Guarantor of Lessee and each other party to the Lease and the right of Guarantor to withdraw any capital invested by Guarantor in Lessee is hereby subordinated to the Guaranteed Obligations. From and after the occurrence of any event of default (i.e., after any applicable notice and cure period) under the Lease and so long as such event of default remains uncured, (a) no portion of such subordinated indebtedness or capital shall be paid or withdrawn, nor will Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital, without the prior written consent of Owner and (b) at Owner's request, Guarantor shall cause Lessee or such other party to pay to Owner all or any part of such subordinated indebtedness or capital which Guarantor is entitled to withdraw for application by Owner to


                                  4

the Guaranteed Obligations. Any payment of such subordinated indebtedness and any capital which Guarantor is entitled to withdraw which is received by Guarantor after receipt of the above-referenced request shall be received by Guarantor in trust for Owner, and Guarantor shall cause the same to be paid immediately to Owner on account of the Guaranteed Obligations. No such payment shall reduce or affect in any manner the liability of Guarantor under this Guaranty, except to the extent provided in the second through fourth sentences of the unindented paragraph directly below Paragraph l(b) above.

           9.   [Intentionally Deleted]

           10. With or without notice to Guarantor, Owner, in Owner's sole discretion and at any time and from time to time and in such manner and upon such terms as Owner deems fit, may (a) apply any or all payments or recoveries from Lessee or from any other guarantor or party to the Lease or realized from any security, in such manner and order of priority as Owner may determine, to any indebtedness or obligation of Lessee with respect to the Lease, whether or not such indebtedness or obligation is a Guaranteed Obligation or is otherwise secured or is due at the time of such application, and (b) refund to Lessee any payment received by Owner under the Lease.

           11. The amount of Guarantor's liability and all rights, powers and remedies of Owner hereunder and under any other agreement now or at any time hereafter in force between Owner and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness or other obligation of Lessee to Owner, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Owner by law. This Guaranty is in addition to and exclusive of any other guaranty of the Guaranteed Obligations, including, without limitation, any other guaranty.

           12. The obligations of Guarantor hereunder are primary, direct and independent of the obligations of Lessee and any other party to the Lease, including, without limitation, any other guarantor, and, in the event of any default under the Lease following the expiration of any grace period, a separate action or actions may be brought and prosecuted against Guarantor, whether or not Lessee or any other party to the Lease, including, without limitation, any other guarantor, is joined therein or a separate action or actions are brought against Lessee or any other party to the Lease, including, without limitation, any other guarantor. Owner may maintain successive actions for other defaults. Owner's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Guaranteed Obligations have been paid in full in cash or performed in full.

           13. Guarantor shall pay to Owner reasonable attorneys' fees and all costs and other expenses which Owner expends or incurs in collecting or compromising or enforcing payment or performance of the Guaranteed Obligations or in enforcing this Guaranty, whether or not suit is filed, including, without limitation, all reasonable attorneys' fees and all costs and other expenses expended or incurred by Owner in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving


                                  5

Guarantor which in any way affects the exercise by Owner of its rights and remedies hereunder.

           14. If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion hereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions hereof shall continue in ftill force and effect.

           15. This Guaranty shall inure to the benefit of Owner, its successors and assigns, including, without limitation, the assignees of any of the Guaranteed Obligations, and any subsequent owners or encumbrancers of the Property, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor, whether by operation of law or otherwise; provided, however, that, except in connection with a termination as expressly permitted in Section 24. 1 0 of the Lease, Guarantor may not, without Owner's prior written consent, which such consent may be granted or withheld in Owner's sole discretion, assign or transfer (whether voluntarily, by operation of law, including merger or other transaction) any of its rights, powers, duties or obligations hereunder. This Guaranty may be assigned by Owner with respect to all or any portion of the Guaranteed Obligations to any subsequent owners or encumbrancers of the Property. When so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any of the Guaranteed Obligations retained by Owner.

           16. No provision of this Guaranty or right of Owner hereunder can be waived in whole or in part, nor can Guarantor be released from its obligations hereunder, except by a writing duly executed by an authorized officer of Owner.

                17.  When the context and construction so
                  require, all words used in the
singular herein shall     be deemed to have been used in the
                         plural and the masculine shall
            include the feminine and neuter and vice versa. The word
                  "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever. The term "Lessee," as used herein, shall mean the party herein so named and its respective successors and assigns, whether by operation of law or otherwise, including, without limitation, a debtor in possession under Chapter 1 1 of the federal Bankruptcy Code and any other person at any time assuming or succeeding to all or substantially all of the Guaranteed
Obligations. If more than one person or entity is a Guarantor hereunder, the obligations of all such persons and/or entities shall be joint and several.

           18. Guarantor represents and warrants that the value of the consideration received, and to be received, by Guarantor in connection with the transactions contemplated under the Lease is worth at least as much as the liabilities and obligations of Guarantor under this Guaranty, and that such liabilities and obligations are expected to benefit Guarantor either directly or indirectly.




                                  6

           19. EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. In addition, the applicable arbitration provisions set forth in Article XLIV of the Lease are hereby incorporated into and made part of this Guaranty by this reference and shall govern any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Guaranty.

           20. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES, THE STATE IN WHICH THE PROPERTY IS LOCATED. EACH OF GUARANTOR AND OWNER BY ITS ACCEPTANCE HEREOF HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTY OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF OWNER AND GUARANTOR WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF GUARANTOR AND OWNER HEREBY BY ITS ACCEPTANCE HEREOF AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT OWNER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTY TO THE WAIVER O-E-@TS RIGHT TO TRIAL BY JURY.

            Guarantor's Initials:/s/ P.C


           21. Except as provided in any other written agreement now or at any time hereafter in force between Owner and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Owner with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Owner or Guarantor unless expressed herein.

           22. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against Lessee, any other party to the Lease or Guarantor for liquidation or reorganization, in the event Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the assets of Lessee, any other party to the Lease or Guarantor, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Owner, whether as a "voidable preference," "fraudulent conveyance" or



                                  7

otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or r etumed.

           23. Guarantor will from time to time promptly execute and deliver all further instruments and take all further action that may be necessary or desirable, or that Owner may reasonably request, in order to enable Owner to exercise and enforce its rights and remedies under this Guaranty or to carry out the provisions and purposes hereof.

           24. Any notice, demand and other communication hereunder shall be given in accordance with the provisions therefor set forth in the Lease, except that for purposes of this Guaranty the address for notice for Guarantor is set forth below its signature hereto.








                            [Signature Page Follows]









                                  8

EXECUTED as of this 15th day of June, 1998.


                                      "Guarantor"

                          CENTENNIAL HEALTHCARE
                          CORPORATION, a Delaware corporation



                               By: /s/    Alan C. Dahl
                               Its: E.V.P.


                          Address for Notices:

                          Centennial Healthcare Corporation
                          400 Perimeter Center Terrace, Suite 650
                          Atlanta, Georgia 30346
                          Attn: Chief Executive Office and
                                Chairman of the Board
                               Fax: (770) 730-1300










                                  9

SCHEDULE 10.2

      CHIC has entered into guarantee of obligation agreements substantially identical to Exhibit 10.2 as follows:

      1. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Investors, Inc. for the Green Bay, Wisconsin facility.

      2. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Investors, Inc. for the Salina, Kansas facility.

      3. Guarantee of Obligations Agreement dated June 15, 1998 with Health
         Care Property Investors, Inc. for the Junction City, Arkansas facility.

      4. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Investors, Inc. for the Dumas, Arkansas facility.

      5. Guarantee of Obligations Agreement dated June 15, 1998 with Health
         Care Property Investors, Inc. for the Port St. Lucie, Florida facility.

      6. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Investors, Inc. for the Piggott, Arkansas facility.

      7. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Investors, Inc. for the Lake City, Florida facility.

      8. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Partners for the Omro, Wisconsin facility.

      9. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Partners for the Walnut Cove, North Carolina facility.

     10. Guarantee of Obligations Agreement dated June 15, 1998 with Health Care Property Partners for the Orlando, Florida facility.